Exhibit 99.1

Motorola Solutions Reports Second-Quarter 2017 Financial Results

Company raises full-year revenue and earnings outlook

•	Sales of $1.5 billion, up 5 percent from a year ago

•	Products sales up 6 percent driven by growth in every region

•	Backlog growth of $265 million from a year ago

•	GAAP earnings per share (EPS) of $0.78, up 28 percent

•	Non-GAAP EPS of $1.12, up 9 percent

•	Acquiring Airbus DS Communications (Plant Holdings, Inc.), strengthening command center software portfolio

CHICAGO – Aug. 3, 2017 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the second quarter of 2017. Click here for a printable news release and financial tables.

SUPPORTING QUOTE

“Q2 was an outstanding quarter of revenue and EPS growth driven primarily by our land mobile radio (LMR) business,” said Greg Brown, chairman and CEO of Motorola Solutions. “Additionally, I’m pleased with our strong backlog position and recent acquisitions that provide the foundation for continued success.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q2 2017	Q2 2016	% Change
Sales	$1,497	$1,430	5%

GAAP
Operating Earnings	$257	$224	15%
% of Sales	17.2%	15.7%
EPS	$0.78	$0.61	28%

Non-GAAP
Operating Earnings	$328	$324	1%
% of Sales	21.9%	22.7%
EPS	$1.12	$1.03	9%

Product Segment
Sales	$848	$801	6%
GAAP Operating Earnings	$168	$129	30%
% of Sales	19.8%	16.1%
Non-GAAP Operating Earnings	$193	$176	10%
% of Sales	22.8%	22.0%

Services Segment
Sales	$649	$629	3%
GAAP Operating Earnings	$89	$95	(6)%
% of Sales	13.7%	15.1%
Non-GAAP Operating Earnings	$135	$148	(9)%
% of Sales	20.8%	23.5%

*	Non-GAAP financial information excludes the after-tax impact of approximately $0.34 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

•	Revenue – Sales increased 5 percent driven by the Americas region. Products segment sales grew 6 percent with growth in every region, driven primarily by P25 LMR systems. The Services segment grew 3 percent driven by the Americas, with global Managed & Support Services growth of 3 percent despite $20 million of Airwave currency headwinds.

•	Operating margin – GAAP operating margin was 17.2 percent of sales, compared with 15.7 percent in the year-ago quarter. The improvement reflects higher sales volume and lower other costs. Non-GAAP operating margin was 21.9 percent of sales, compared with 22.7 percent in the year-ago quarter. As expected, the sales increase was offset by lower gross margin associated with higher systems mix in North America, as well as Airwave currency headwinds.

•	Cash flow – The company generated $173 million in operating cash, a decrease of $119 million from the year-ago quarter. Free cash flow[2] was $120 million, down $81 million. Cash flow for the quarter was down due to timing of higher working capital primarily associated with the implementation of a new ERP system. Year-to-date operating cash flow and free cash flow were higher than the prior year driven by higher earnings.

•	Capital Allocation – The company ended the quarter with cash and cash equivalents of $805 million and a net debt position of approximately $3.7 billion[3]. The company repurchased approximately $80 million of its common stock and paid approximately $77 million in cash dividends. Additionally, the company announced the acquisition of Airbus DS Communications (Plant Holdings, Inc.), strengthening its command center software portfolio.

•	Backlog – The company ended the quarter with $8.5 billion of backlog, up $265 million from the year-ago quarter. Products segment backlog is up 15 percent or $204 million, and Services is up 1 percent or $61 million. LMR demand led by the Americas continues to drive the backlog growth.

KEY HIGHLIGHTS

Strategic wins and awards

•	$160 million for a 10-year Managed & Support Services agreement in Canada

•	$43 million for P25 devices in a major U.S. city

•	$40 million for P25 system in Broward County, Florida

•	$24 million for P25 system with a large utility in the northeastern U.S.

•	$19 million for P25 system covering three Kentucky counties that includes a 10-year Managed & Support Services agreement

•	$10 million for P25 devices in Australia

Innovation and investments in growth

•	Announced acquisition of Airbus DS Communications (Plant Holdings, Inc.), strengthening the company’s command center software portfolio. Airbus DS Communications is a leading provider in North America of command center software for emergency call-handling

•	Certified Public Safety LTE device LEX F10 for the AT&T FirstNet network

•	Delivered 1,000th TETRA digital radio system and 25,000th base station

BUSINESS OUTLOOK

•	Third-quarter 2017 – Motorola Solutions expects revenue growth of 3 to 4 percent compared with the third quarter of 2016. The company expects non-GAAP earnings in the range of $1.36 to $1.41 per share.

•	Full-year 2017 – The company now expects revenue growth of approximately 3 to 4 percent versus the prior outlook of approximately 2 percent, and non-GAAP earnings per share now in the range of $5.20 to $5.30 from the prior outlook of $5.08 to $5.23. This assumes current foreign exchange rates and approximately 170 million fully diluted shares for the full year.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, Aug. 3. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)

A comparison of results from operations is as follows:

	Q2 2017	Q2 2016
Net sales	$1,497	$1,430

Gross margin	690	676
Operating earnings	257	224

Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	131	107
Diluted EPS	$0.78	$0.61
Weighted average diluted common shares outstanding	169.0	174.8

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE

The table below includes highlighted items, share-based compensation expense and intangible amortization for the second quarter of 2017.

(per diluted common share)	Q2 2017

GAAP Earnings	$0.78

Highlighted Items:
Share-based compensation expense	0.07
Reorganization of business charges	0.02
Intangibles amortization expense	0.17
Non-US pension settlement loss	0.08
Legal settlement	(0.01)
Sale of business	0.01

Total Highlighted Items	$0.34

Non-GAAP Diluted EPS	$1.12

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring or reorganization of business charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance. For the purposes of management’s internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company’s current operating performance or comparisons to the company’s past operating performance. Specifically in regards to its restructuring plans, the company has incurred significant reorganization of business charges as it reduced operating expenses over the past four years.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its Non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full year of 2017 and the impact of acquisitions on our business. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 21 in Item 1A of Motorola Solutions 2016 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company’s products; (4) the company’s ability to refresh existing and introduce new products and technologies in a timely manner; (5) negative impact on the company’s business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company’s products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company’s suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company’s pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (6) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (7) the outcome of ongoing and future tax matters; (8) the company’s ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (9) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (10) the impact on the company’s performance and financial results from strategic acquisitions or divestitures; (11) risks related to the company’s manufacturing and business operations in foreign countries; (12) the creditworthiness of the company’s customers and distributors, particularly purchasers of large infrastructure systems; (13) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company’s intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company’s use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; (22) the implementation of a new enterprise resource planning system; and (23) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

DEFINITIONS

[1]	Q2 Non-GAAP financial information excludes the after-tax impact of approximately $0.34 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items for the fourth-quarter. Details on these non-GAAP adjustments and the use of non-GAAP measures are included in this news release.
[2]	Free cash flow represents operating cash flow less capital expenditures
[3]	Net debt represents cash and cash equivalents less long-term debt, including current portion

ABOUT MOTOROLA SOLUTIONS

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT

Tama McWhinney

Motorola Solutions

+1 847-538-1865

tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT

Chris Kutsor

Motorola Solutions

+1 847-576-4995

chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2017 Motorola Solutions, Inc. All rights reserved.

GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Three Months Ended
	July 1, 2017	July 2, 2016
Net sales from products	$848	$801
Net sales from services	649	629

Net sales	1,497	1,430
Costs of products sales	392	361
Costs of services sales	415	393

Costs of sales	807	754

Gross margin	690	676

Selling, general and administrative expenses	242	240
Research and development expenditures	138	138
Other charges	16	36
Intangibles amortization	37	38

Operating earnings	257	224

Other income (expense):
Interest expense, net	(51)	(54)
Gains (losses) on sales of investments and businesses, net	(1)	1
Other	—	(4)

Total other expense	(52)	(57)

Net earnings before income taxes	205	167
Income tax expense	73	59

Net earnings	132	108

Less: Earnings attributable to noncontrolling interests	1	1

Net earnings attributable to Motorola Solutions, Inc.	$131	$107

Earnings per common share:
Basic	$0.80	$0.62
Diluted	$0.78	$0.61

Weighted average common shares outstanding:
Basic	163.1	171.9
Diluted	169.0	174.8

	Percentage of Net Sales*
Net sales from products	56.6%	56.0%
Net sales from services	43.4%	44.0%

Net sales	100.0%	100.0%

Costs of products sales	46.2%	45.1%
Costs of services sales	63.9%	62.5%

Costs of sales	53.9%	52.7%

Gross margin	46.1%	47.3%

Selling, general and administrative expenses	16.2%	16.8%
Research and development expenditures	9.2%	9.7%
Other charges	1.1%	2.5%
Intangibles amortization	2.5%	2.7%

Operating earnings	17.2%	15.7%

Other income (expense):
Interest expense, net	(3.4)%	(3.8)%
Gains (losses) on sales of investments and businesses, net	(0.1)%	0.1%
Other	—%	(0.3)%

Total other expense	(3.5)%	(4.0)%

Net earnings before income taxes	13.7%	11.7%
Income tax expense	4.9%	4.1%

Net earnings	8.8%	7.6%

Less: Earnings attributable to noncontrolling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	8.8%	7.5%

*	Percentages may not add up due to rounding

GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In millions, except per share amounts)

	Six Months Ended
	July 1, 2017	July 2, 2016
Net sales from products	$1,551	$1,503
Net sales from services	1,226	1,120

Net sales	2,777	2,623
Costs of products sales	739	726
Costs of services sales	778	718

Costs of sales	1,517	1,444

Gross margin	1,260	1,179

Selling, general and administrative expenses	475	475
Research and development expenditures	273	274
Other charges	6	55
Intangibles amortization	73	52

Operating earnings	433	323

Other income (expense):
Interest expense, net	(102)	(103)
Gains (losses) on sales of investments and businesses, net	2	(20)
Other	(9)	(11)

Total other expense	(109)	(134)

Net earnings before income taxes	324	189
Income tax expense	114	64

Net earnings	210	125

Less: Earnings attributable to noncontrolling interests	2	1

Net earnings attributable to Motorola Solutions, Inc.	$208	$124

Earnings per common share:
Basic	$1.27	$0.72
Diluted	$1.23	$0.71

Weighted average common shares outstanding:
Basic	163.7	173.0
Diluted	169.5	175.7

	Percentage of Net Sales*
Net sales from products	55.9%	57.3%
Net sales from services	44.1%	42.7%

Net sales	100.0%	100.0%

Costs of products sales	47.6%	48.3%
Costs of services sales	63.5%	64.1%

Costs of sales	54.6%	55.1%

Gross margin	45.4%	44.9%

Selling, general and administrative expenses	17.1%	18.1%
Research and development expenditures	9.8%	10.4%
Other charges	0.2%	2.1%
Intangibles amortization	2.6%	2.0%

Operating earnings	15.6%	12.3%

Other income (expense):
Interest expense, net	(3.7)%	(3.9)%
Gains (losses) on sales of investments and businesses, net	0.1%	(0.8)%
Other	(0.3)%	(0.4)%

Total other expense	(3.9)%	(5.1)%

Net earnings before income taxes	11.7%	7.2%
Income tax expense	4.1%	2.4%

Net earnings	7.6%	4.8%

Less: Earnings attributable to noncontrolling interests	0.1%	—%
Net earnings attributable to Motorola Solutions, Inc.	7.5%	4.7%

*	Percentages may not add up due to rounding

GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	July 1, 2017	December 31, 2016
Assets
Cash and cash equivalents	$742	$967
Restricted cash	63	63

Total cash and cash equivalents	805	1,030

Accounts receivable, net	1,211	1,410
Inventories, net	391	273
Other current assets	804	755

Total current assets	3,211	3,468

Property, plant and equipment, net	859	789
Investments	248	238
Deferred income taxes	2,160	2,219
Goodwill	749	728
Intangible Assets	868	821
Other assets	200	200

Total assets	$8,295	$8,463

Liabilities and Stockholders’ Equity
Current portion of long-term debt	$46	$4
Accounts payable	440	553
Accrued liabilities	1,924	2,111

Total current liabilities	2,410	2,668

Long-term debt	4,421	4,392
Other liabilities	2,440	2,355

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(988)	(964)

Noncontrolling interests	12	12

Total liabilities and stockholders’ equity	$8,295	$8,463

Financial Ratios:
Net cash (debt)*	$(3,662)	$(3,366)

*	Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-4

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended
	July 1, 2017	July 2, 2016
Operating
Net earnings attributable to Motorola Solutions, Inc.	$131	$107
Earnings attributable to noncontrolling interests	1	1

Net earnings	132	108
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	86	82
Non-cash other charges	6	24
Non-U.S. pension settlement loss	16	—
Share-based compensation expense	16	18
Losses (gains) on sales of investments and businesses, net	1	(1)
Deferred income taxes	40	35
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	(117)	50
Inventories	(43)	2
Other current assets	38	(22)
Accounts payable and accrued liabilities	(33)	1
Other assets and liabilities	31	(5)

Net cash provided by operating activities	173	292

Investing
Acquisitions and investments, net	(34)	(67)
Proceeds from sales of investments and businesses, net	19	72
Capital expenditures	(53)	(91)
Proceeds from sales of property, plant and equipment	—	46

Net cash used for investing activities	(68)	(40)

Financing
Repayment of debt	(5)	(1)
Proceeds from financing through capital leases	7	—
Issuance of common stock	6	(1)
Purchase of common stock	(80)	(555)
Payment of dividends	(77)	(72)
Payment of dividend to non-controlling interest	(2)	—

Net cash used for financing activities	(151)	(629)

Effect of exchange rate changes on cash and cash equivalents	22	(18)

Net decrease in cash and cash equivalents	(24)	(395)
Cash and cash equivalents, beginning of period	829	1,940

Cash and cash equivalents, end of period	$805	$1,545

Financial Ratios:
Free cash flow*	$120	$201

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-5

Motorola Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended
	July 1, 2017	July 2, 2016
Operating
Net earnings attributable to Motorola Solutions, Inc.	$208	$124
Earnings attributable to noncontrolling interests	2	1

Net earnings	210	125
Adjustments to reconcile Net earnings to Net cash provided by operating activities:

Depreciation and amortization	166	144
Non-cash other charges	21	35
Non-U.S. pension settlement loss	25	—
Share-based compensation expense	33	35
Losses (gains) on sales of investments and businesses, net	(2)	20
Deferred income taxes	63	71
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	251	327
Inventories	(112)	(2)
Other current assets	(21)	(65)
Accounts payable and accrued liabilities	(340)	(362)
Other assets and liabilities	21	(24)

Net cash provided by operating activities	315	304

Investing
Acquisitions and investments, net	(140)	(1,120)
Proceeds from sales of investments and businesses, net	72	553
Capital expenditures	(121)	(143)
Proceeds from sales of property, plant and equipment	—	46

Net cash used for investing activities	(189)	(664)

Financing
Repayment of debt	(6)	(2)
Net proceeds from issuance of debt	—	673
Proceeds from financing through capital leases	7	—
Issuance of common stock	28	40
Purchase of common stock	(258)	(619)
Payment of dividends	(154)	(143)
Payment of dividend to non-controlling interest	(2)	—

Net cash used for financing activities	(385)	(51)

Effect of exchange rate changes on cash and cash equivalents	34	(24)

Net decrease in cash and cash equivalents	(225)	(435)
Cash and cash equivalents, beginning of period	1,030	1,980

Cash and cash equivalents, end of period	$805	$1,545

Financial Ratios:
Free cash flow*	$194	$161

*	Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-6

Motorola Solutions, Inc. and Subsidiaries

Segment Information

(In millions)

Net Sales
	Three Months Ended
	July 1, 2017	July 2, 2016	% Change
Products	$848	$801	6%
Services	649	629	3%

Total Motorola Solutions	$1,497	$1,430	5%

	Six Months Ended
	July 1, 2017	July 2, 2016	% Change
Products	$1,551	$1,503	3%
Services	1,226	1,120	9%

Total Motorola Solutions	$2,777	$2,623	6%

Operating Earnings
	Three Months Ended
	July 1, 2017	July 2, 2016	% Change
Products	$168	$129	30%
Services	89	95	(6)%

Total Motorola Solutions	$257	$224	15%

	Six Months Ended
	July 1, 2017	July 2, 2016	% Change
Products	$257	$179	44%
Services	176	144	22%

Total Motorola Solutions	$433	$323	34%

Operating Earnings %
	Three Months Ended
	July 1, 2017	July 2, 2016
Products	19.8%	16.1%
Services	13.7%	15.1%
Total Motorola Solutions	17.2%	15.7%

	Six Months Ended
	July 1, 2017	July 2, 2016
Products	16.6%	11.9%
Services	14.4%	12.9%
Total Motorola Solutions	15.6%	12.3%

Non-GAAP-1

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Adjustments (Intangibles Amortization Expense, Share-Based Compensation Expense and Highlighted Items)

Q1 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$6	$11	$0.06
Reorganization of business charges	Cost of sales and Other charges	19	4	15	0.09
Intangibles amortization expense	Intangibles amortization	36	9	27	0.16
Gain on legal settlement	Other charges	(42)	(16)	(26)	(0.15)
Building impairment	Other charges	8	—	8	0.05
Non-US pension settlement loss	Other charges	9	—	9	0.05
Sale of investments	Sale of Investment or Business (Gain) or Loss	(3)	(1)	(2)	(0.01)
Acquisition-related transaction fees	Other charges	1	—	1	0.01

Total impact on Net earnings		$45	$2	$43	$0.26

Q2 2017
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$16	$5	$11	$0.07
Reorganization of business charges	Cost of sales and Other charges	3	—	3	0.02
Intangibles amortization expense	Intangibles amortization	37	9	28	0.17
Non-US pension settlement loss	Other charges	16	—	16	0.08
Legal settlement	Other charges	(1)	—	(1)	(0.01)
Sale of business	Sale of Investment or Business (Gain) or Loss	1	—	1	0.01

Total impact on Net earnings		$72	$14	$58	$0.34

Non-GAAP-2

Motorola Solutions, Inc. and Subsidiaries

Non-GAAP Segment Information

(In millions)

Net Sales
	Three Months Ended
	July 1, 2017	July 2, 2016	% Change
Products	$848	$801	6%
Services	649	629	3%

Total Motorola Solutions	$1,497	$1,430	5%

	Six Months Ended
	July 1, 2017	July 2, 2016	% Change
Products	$1,551	$1,503	3%
Services	1,226	1,120	9%

Total Motorola Solutions	$2,777	$2,623	6%

Non-GAAP Operating Earnings
	Three Months Ended
	July 1, 2017	July 2, 2016	% Change
Products	$193	$176	10%
Services	135	148	(9)%

Total Motorola Solutions	$328	$324	1%

	Six Months Ended
	July 1, 2017	July 2, 2016	% Change
Products	$294	$260	13%
Services	258	230	12%

Total Motorola Solutions	$552	$490	13%

Non-GAAP Operating Earnings %
	Three Months Ended
	July 1, 2017	July 2, 2016
Products	22.8%	22.0%
Services	20.8%	23.5%
Total Motorola Solutions	21.9%	22.7%

	Six Months Ended
	July 1, 2017	July 2, 2016
Products	19.0%	17.3%
Services	21.0%	20.5%
Total Motorola Solutions	19.9%	18.7%

Non-GAAP-3

Motorola Solutions, Inc. and Subsidiaries

Operating Earnings after Non-GAAP Adjustments

Q1 2017
	TOTAL	Products	Services
Net sales	$1,281	$703	$578
Operating earnings (“OE”)	$176	$89	$87

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	11	6
Reorganization of business charges	19	13	6
Intangibles amortization expense	36	6	30
Acquisition-related transaction fees	1	—	1
Gain on legal settlement	(42)	(30)	(12)
Building impairment	8	6	2
Non-US pension settlement loss	9	6	3

Total above-OE non-GAAP adjustments	48	12	36

Operating earnings after non-GAAP adjustments	$224	$101	$123

Operating earnings as a percentage of net sales - GAAP	13.7%	12.7%	15.1%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	17.5%	14.4%	21.3%

Q2 2017
	TOTAL	Products	Services
Net sales	$1,497	$848	$649
Operating earnings (“OE”)	$257	$168	$89

Above-OE non-GAAP adjustments:
Share-based compensation expense	16	11	5
Reorganization of business charges	3	3	—
Intangibles amortization expense	37	1	36
Legal Settlement	(1)	(1)	—
Non-US pension settlement loss	16	11	5

Total above-OE non-GAAP adjustments	71	25	46

Operating earnings after non-GAAP adjustments	$328	$193	$135

Operating earnings as a percentage of net sales - GAAP	17.2%	19.8%	13.7%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	21.9%	22.8%	20.8%